UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2017

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Greenway Plaza, Suite 2400, Houston, Texas 77046

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the underwriting agreement (the “Underwriting Agreement”), dated September 11, 2017, between Camden Property Trust (the “Company”) Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as underwriters (collectively, the “Underwriters”), the Company agreed to issue and sell to the Underwriters 4,750,000 common shares of the Company, par value of $0.01 per share (the “Common Shares”), and an option to purchase up to an additional 712,500 Common Shares.

The Company intends to use the net proceeds for general corporate purposes, which may include financing for acquisitions and funding for development activities, reducing borrowings under its $600 million unsecured line of credit, the repayment of other indebtedness, and the redemption or other repurchase of outstanding debt or equity securities.

Affiliates of the Underwriters are lenders under the Company’s unsecured line of credit, and any of the Underwriters or their affiliates may, at any time, be holders of the Company’s other indebtedness or debt or equity securities. Such Underwriter or its affiliate will therefore receive its proportionate share of any proceeds of this offering used to repay indebtedness under the unsecured line of credit or other indebtedness, to the extent it is a lender thereunder, or redeem or repurchase outstanding debt or equity securities, to the extent it is a holder thereof.

The Underwriters and their affiliates have provided, from time to time, and may continue to provide, investment banking, financial and other services to the Company, for which the Company has paid, and intends to pay, customary fees. In addition, the Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and instruments of the Company. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Title

1.1	Underwriting Agreement, dated September 11, 2017, between Camden Property Trust and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2017

CAMDEN PROPERTY TRUST

By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President – Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Title

1.1	Underwriting Agreement, dated September 11, 2017, between Camden Property Trust and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC